SCHEDULE 14A INFORMATION
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IXYS Corporation

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IXYS CORPORATION
3540 BASSETT STREET
SANTA CLARA, CA 95054-2704

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON SEPTEMBER 7, 2007

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of IXYS Corporation, a Delaware corporation. The meeting will be held on Friday, September 7, 2007 at 9:00 a.m. local time at our headquarters, which is located at 3540 Bassett Street, Santa Clara, California 95054, for the following purposes:

1.	To elect directors to serve for the ensuing year and until their successors are elected;

2.	To approve an increase of 350,000 shares of our common stock under the 1999 Employee Stock Purchase Plan;

3.	To ratify the selection of BDO Seidman, LLP as our independent registered public accounting firm for our fiscal year ending March 31, 2008; and

4.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

These items of business are more fully described in the proxy statement accompanying this notice.

Our Board of Directors has fixed the close of business on August 3, 2007, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

By Order of the Board of Directors

Secretary

Santa Clara, California
August 15, 2007

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING
PROPOSAL 1 ELECTION OF DIRECTORS
INFORMATION REGARDING THE BOARD AND CORPORATE GOVERNANCE
PROPOSAL 2 APPROVAL OF 350,000 SHARES FOR ISSUANCE UNDER THE 1999 EMPLOYEE STOCK PURCHASE PLAN
PROPOSAL 3 RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXECUTIVE COMPENSATION
TRANSACTIONS WITH RELATED PERSONS
HOUSEHOLDING OF PROXY MATERIALS
OTHER MATTERS

IXYS CORPORATION
3540 BASSETT STREET
SANTA CLARA, CA 95054-2704

PROXY STATEMENT
FOR THE 2007 ANNUAL MEETING OF STOCKHOLDERS

SEPTEMBER 7, 2007

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

We have sent you this proxy statement and the enclosed proxy card because the Board of Directors of IXYS Corporation, or the Board, is soliciting your proxy to vote at the 2007 Annual Meeting of Stockholders, or Annual Meeting. You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

We are distributing this proxy statement and accompanying proxy card on or about August 15, 2007 to all stockholders of record entitled to vote at the annual meeting.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on August 3, 2007 will be entitled to vote at the Annual Meeting. On this record date, there were 32,386,809 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on August 3, 2007 your shares were registered directly in your name with IXYS’s transfer agent, Mellon Investors Services LLC, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on August 3, 2007 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are three matters scheduled for a vote:

•	Election of six directors;

•	The approval of an increase of 350,000 shares of our common stock under the 1999 Employee Stock Purchase Plan; and

•	Ratification of BDO Seidman, LLP as our independent registered public accounting firm for our fiscal year ending March 31, 2008.

How do I vote?

You may either vote “For” all the nominees to the Board or you may “Withhold” your vote for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy using the enclosed proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

•	To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the proxy card to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of August 3, 2007.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the election of all six nominees for director, “For” the approval of an increase of 350,000 shares of our common stock under the 1999 Employee Stock Purchase Plan and “For” the ratification of BDO Seidman, LLP as our independent registered public accounting firm for our fiscal year ending March 31, 2008. If any other matter is properly presented at the meeting, your proxyholder, who is one of the individuals named on your proxy card, will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy card with a later date.

•	You may send a timely written notice that you are revoking your proxy to IXYS Corporation’s Secretary, Uzi Sasson, at 3540 Bassett Street, Santa Clara, California 95054.

•	You may attend the Annual Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by April 17, 2008, to IXYS Corporation’s Secretary, Uzi Sasson, at 3540 Bassett Street, Santa Clara, California 95054. If you wish to submit a proposal that is not to be included in next year’s proxy materials or nominate a director, you must do so no earlier than May 10, 2008 and no later than June 9, 2008. You are also advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and “Withhold” and, with respect to proposals other than the election of directors, “Against” votes, abstentions and broker non-votes. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. “Non-routine” matters are generally those involving a contest or a matter that may substantially affect the rights or privileges of stockholders, such as mergers or shareholder proposals, or those involving equity compensation plans.

How many votes are needed to approve each proposal?

For the election of directors, the six nominees receiving the most “For” votes (from the holders of votes of shares present in person or represented by proxy and entitled to vote on the election of directors) will be elected. Only votes “For” or “Withheld” will affect the outcome.

•	To be approved, Proposal No. 2, the approval of an increase of 350,000 shares of our common stock under the 1999 Employee Stock Purchase Plan, must receive “For” votes from the holders of a majority of shares voting on the proposal either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

•	To be approved, Proposal No. 3, ratification of BDO Seidman, LLP as our independent registered public accounting firm for the year ending March 31, 2008, must receive “For” votes from the holders of a majority of the shares voting on the proposal either in person or by proxy. If you do not vote, or “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares are present at the meeting in person or represented by proxy. On the record date, there were 32,386,809 shares outstanding and entitled to vote.

Your shares will be counted towards the quorum only if you submit a valid proxy or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in our quarterly report on Form 10-Q for the second quarter of fiscal 2008.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board consists of six directors. There are six nominees for director to be voted on at the Annual Meeting. Each director to be elected will hold office until the next annual meeting of stockholders and until his successor is elected, or until such director’s earlier death, resignation or removal. Each of the nominees listed below, except for Messrs. Richardson and Thorburn, is currently a director of our company who was previously elected by the stockholders. Messrs. Richardson and Thorburn were recommended for election to our Board by Dr. Nathan Zommer, who is our Chief Executive Officer, or CEO. It is our policy to encourage nominees for director to attend the Annual Meeting. All six nominees for election as a director at the 2006 annual meeting of stockholders attended the meeting.

Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote. The six nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the six nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected and our management has no reason to believe that any nominee will be unable to serve.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE.

Nominees

The names of the nominees and certain information about them are set forth below:

		Principal Occupation/
Name	Age	Position Held With the Company

Nathan Zommer	59	Chairman of the Board, President and Chief Executive Officer of IXYS Corporation
Donald L. Feucht	73	Investor
Samuel Kory	64	Consultant
S. Joon Lee	68	President of Omni Microelectronics, Inc.
Timothy A. Richardson	50	Chief Financial Officer of Jupiter Foundation
James M. Thorburn	51	Consultant

Nathan Zommer.  Dr. Zommer, founder of our company, has served as a Director since our inception in 1983, and has served as Chairman of the Board, President and Chief Executive Officer since March 1993. From 1984 to 1993, Dr. Zommer served as Executive Vice President. Prior to founding our company, Dr. Zommer served in a variety of positions with Intersil, Hewlett Packard and General Electric, including as a scientist in the Hewlett Packard Laboratories and Director of the Power MOS Division for Intersil/ General Electric. Dr. Zommer received his B.S. and M.S. degrees in Physical Chemistry from Tel Aviv University and a Ph.D. in Electrical Engineering from Carnegie Mellon University.

Donald L. Feucht.  Dr. Feucht has served as a Director since July 2000. From 1992 until his retirement in 1998, Dr. Feucht served as Vice President for Operations for Associated Western Universities. He was employed as a Program Management Specialist for EG&G Rocky Flats, Inc. from 1990 until 1992. Prior to 1990, Dr. Feucht served in several positions with the National Renewable Energy Laboratory, including Deputy Director. Prior to joining the National Renewable Energy Laboratory, he served as Professor of Electrical Engineering and Associate Dean at Carnegie Mellon University. Dr. Feucht received his B.S. degree in Electrical Engineering from Valparaiso University and his M.S. and Ph.D. degrees in Electrical Engineering from Carnegie Mellon University.

Samuel Kory.  Mr. Kory has served as a Director since November 1999. In 1988, he founded Samuel Kory Associates, a management consulting firm. Since founding the firm, Mr. Kory has served as the firm’s sole proprietor and principal, as well as a consultant for the firm. Mr. Kory previously served as President and Chief Executive Officer of Sensor Technologies USA, Vice President for Business Development and Sales of IXYS, Division General Manager and Corporate Director of Marketing for Seiko Instruments USA, and an International Manager for Spectra Physics Inc. Mr. Kory received his B.S.M.E. from Pennsylvania State University.

S. Joon Lee.  Dr. Lee has served as a Director since July 2000. Since 1990, Dr. Lee has served as President of Omni Microelectronics, a sales representative company. Dr. Lee also served as President of Adaptive Logic, a semiconductor company, from 1991 until 1996. Previously, Dr. Lee served as President of Samsung Semiconductor. Dr. Lee received his B.S., M.S. and Ph.D. degrees in Electrical Engineering from the University of Minnesota.

Timothy A. Richardson.  Mr. Richardson has served as a Director since June 2007. Mr. Richardson is an electronics industry veteran who has been employed as the Chief Financial Officer of Jupiter Foundation since May 2007. At Sirenza Microdevices, Inc., a supplier of radio frequency components for electronics, he was the Chief Strategy Advisor from October 2006 to April 2007. From May 2002 to October 2006, he was the President and Chief Executive Officer of Micro Linear Corporation, an integrated circuit company specializing in wireless applications. Prior to that, he served as the Executive Vice President of Business Development of Bandwidth 9, a manufacturer of optical components for the telecommunications market, and as the President and co-founder of VeriFiber Technologies, an optical component and systems manufacturer.

James M. Thorburn.  Mr. Thorburn has served as a Director since March 2007. Mr. Thorburn has been a consultant since August 2006. He served as Chief Executive Officer and Chairman of ZiLOG , Inc. from January 2002 until August 2006. Prior to that, Mr. Thorburn held various executive positions including Senior Vice President and Chief Operating Officer of ON Semiconductor, operating consultant with Texas Pacific Group, Chief Financial Officer at ZiLOG and management positions at National Semiconductor. Mr. Thorburn holds a BSc.(Hons.) degree from University of Glasgow and is qualified accountant with Chartered Institute of Managements Accountants in the United Kingdom.

INFORMATION REGARDING THE BOARD AND CORPORATE GOVERNANCE

Independence of the Board

As required under The Nasdaq Stock Market, or Nasdaq, listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. The Board consults with our counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of the Nasdaq, as in effect from time to time.

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and our company, our senior management and our independent registered public accounting firm, the Board has affirmatively determined that Messrs. Feucht, Kory, Richardson and Thorburn are independent directors within the meaning of the applicable Nasdaq listing standards. Kenneth Wong was an independent director, but resigned prior to the consummation of our purchase of real property from an entity indirectly controlled by an entity where Mr. Wong served as an executive. The Nominating and Corporate Governance Committee concluded that consummation of the purchase would have caused Mr. Wong to no longer be an independent director. Dr. Zommer, our President and Chief Executive Officer, and Dr. Lee are not independent directors.

Meetings of the Board of Directors

The Board met six times during the last fiscal year. Each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served, held during the period for which he was a director or committee member.

Information Regarding Committees of the Board of Directors

The Board has three committees: an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. Below is a description of each committee of the Board. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board has determined that each member of each committee meets the applicable Nasdaq rules and regulations regarding “independence.”

Audit Committee

The Audit Committee of the Board, or Audit Committee, was established by the Board in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 to oversee our corporate accounting and financial reporting processes and audits of our financial statements. For this purpose, the Audit Committee performs several functions. The Audit Committee evaluates the performance of and assesses the qualifications of the independent registered public accounting firm; determines and approves the engagement of the independent registered public accounting firm; determines whether to retain or terminate the existing independent registered public accounting firm or to appoint and engage a new independent registered public accounting firm; reviews and approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent registered public accounting firm on our audit engagement team as required by law; review and approves or rejects transactions between our company and any related persons; confers with management and the independent registered public accounting firm regarding the effectiveness of internal controls over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and meets to review our annual audited financial statements and quarterly financial statements The Audit Committee is composed of three directors: Messrs. Feucht, Kory and Thorburn. The Audit Committee met 23 times during the fiscal year. The Audit Committee has adopted a written charter that is available to stockholders on our website at www.ixys.com by clicking on “Investor Relations” and then clicking on “Audit Committee Charter.”

The Board reviews the Nasdaq listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of our Audit Committee are independent. The Board has also determined that Mr. Thorburn qualifies as an “audit committee financial expert,” as defined in the applicable rules of the Securities and Exchange Commission, or SEC.

Report of the Audit Committee of the Board1(

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended March 31, 2007 with our management. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight

(1	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the 1933 or 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Board (“PCAOB”) in Rule 3200T. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by the Independence Standards Board Standard No. 1, (Independence Discussions with Audit Committees), as adopted by the PCAOB in Rule 3600T and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in our Annual Report in Form 10-K for the fiscal year ended March 31, 2007.

Donald L. Feucht

Samuel Kory

James M. Thorburn

Compensation Committee

The Compensation Committee of the Board, or the Compensation Committee, is composed of three directors: Messrs. Feucht, Kory and Richardson. All members of our Compensation Committee are independent under the Nasdaq listing standards. The Compensation Committee met six times during the fiscal year. The Compensation Committee has adopted a written charter that is available to stockholders on our website at www.ixys.com by clicking on “Investor Relations” and then clicking on “Compensation Committee Charter.”

The Compensation Committee acts on behalf of the Board to review, adopt, recommend for adoption and oversee various elements of compensation for our company, including:

•	establishment of corporate and individual performance objectives relevant to the compensation of our executive officers and evaluation of performance in light of these stated objectives;

•	review and approval of the compensation and other terms of employment or service, including severance and change-in-control arrangements;

•	review and recommend to the Board the elements of compensation for the directors; and

•	administration of our equity compensation plans and other compensation plans and programs that may be adopted from time to time.

Commencing this year, the Compensation Committee also began to review with management our Compensation Discussion and Analysis and to consider whether to recommend that it be included in proxy statements and other filings. The Compensation Committee may delegate its authority to one or more of its members, subject to such reporting to or ratification by the committee as it directs. The Compensation Committee’s philosophy and approach to executive compensation, as well as its specific determinations with respect to executive compensation for the fiscal year ended March 31, 2007, or fiscal 2007, are described in greater detail in the Compensation Discussion and Analysis section of this proxy statement.

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee consists of Messrs. Feucht, Kory and Richardson. None of these individuals is an employee or officer of our company. Mr. Kory was, during the 1980s, a Vice President of a predecessor of our company. None of our executive officers serves as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving on the Board or Compensation Committee of our company.

Compensation Committee Report2(

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained herein. Based on this review and discussion, the Compensation Committee has

(2	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the 1933 or 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

recommended to the Board that the Compensation Discussion and Analysis be included in our proxy statement following the fiscal year ended March 31, 2007 and incorporated into our Annual Report on Form 10-K for the fiscal year ended March 31, 2007.

Donald L. Feucht

Samuel Kory

Timothy A. Richardson

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board, or the Nominating and Corporate Governance Committee, is responsible for identifying, reviewing and evaluating candidates to serve as our directors, reviewing and evaluating incumbent directors, recommending to the Board for selection candidates for election to the Board and making recommendations to the Board regarding the membership of the committees of the Board, and addressing corporate governance matters for us. The Nominating and Corporate Governance Committee is composed of four directors: Messrs. Feucht, Kory, Richardson, and Thorburn. All members of the Nominating and Corporate Governance Committee are independent under the Nasdaq listing standards. The Nominating and Corporate Governance Committee met six times during the fiscal year. The Nominating and Corporate Governance Committee has adopted a written charter that is available to stockholders on our website at www.ixys.com by clicking on “Investor Relations” and then clicking on “Nominating Committee Charter.”

The Nominating and Corporate Governance Committee is responsible for reviewing with the Board from time to time the appropriate skills and characteristics required of Board members in the context of the current make-up of the Board. This assessment should include issues of diversity in numerous factors, such as age; understanding of and experience in manufacturing, technology, finance and marketing; international experience; and culture. Board members should possess the highest personal and professional ethics, integrity and values, informed judgment, and sound business experience, and be committed to representing the long-term interests of our stockholders. They must also have an inquisitive and objective perspective, the ability to make independent analytical inquiries, practical wisdom and mature judgment. These factors, and others as considered useful by the Board, are reviewed in the context of an assessment of the perceived needs of the Board at a particular point in time. Board members must be willing and able to devote sufficient time to the affairs of our company and are expected to rigorously prepare for, attend, and participate in all Board and applicable Committee meetings. Each Board member is expected to ensure that other existing and planned future commitments do not materially interfere with the member’s service as a director. These other commitments will be considered by the Nominating and Corporate Governance Committee and the Board when reviewing Board candidates. Under the charter of the Nominating and Corporate Governance Committee, the Committee will consider individuals who are properly proposed by our stockholders to serve on the Board in accordance with laws and regulations established by the SEC and Nasdaq, our Bylaws and the Delaware General Corporation Law. Stockholder recommendations for directors must be in writing and sent by U.S. mail to: General Counsel, IXYS Corporation, 3540 Bassett Street, Santa Clara, California 95054. The General Counsel will forward any recommendation to the members of the Nominating and Corporate Governance Committee.

Stockholder Communications with the Board of Directors

The Board believes that management speaks for our company. Individual Board members may, from time to time, meet or otherwise communicate with various constituencies that are involved with our company, but it is expected that Board members would do this with knowledge of management and, in most instances, only at the request of management.

In cases where stockholders wish to communicate directly with the independent Directors, email messages can be sent to directorcom@ixys.net. The messages are received by our General Counsel and forwarded to the Chairman of our Nominating and Corporate Governance Committee, who determines their distribution to the appropriate committee of the Board or independent Director and facilitates an appropriate response.

PROPOSAL 2

APPROVAL OF 350,000 SHARES FOR ISSUANCE UNDER
THE 1999 EMPLOYEE STOCK PURCHASE PLAN

In January 1999, the Board adopted our 1999 Employee Stock Purchase Plan, or Purchase Plan. On November 19, 1999, our stockholders approved the Purchase Plan, reserving 250,000 shares of our common stock for issuance pursuant to the stock purchase rights awarded under the Purchase Plan. The initial 250,000 shares were later increased to 500,000 through a two-for-one stock split. Currently, only about 19,000 shares of our common stock remain available for issuance under the Purchase Plan. We desire to increase the total number of shares authorized for issuance by 350,000, which results in an aggregate of 850,000 shares of our common stock being authorized under the Purchase Plan.

Stockholders are requested in this Proposal 2 to approve an increase of 350,000 shares for issuance under the Purchase Plan. The affirmative vote of the holders of a majority of the shares voting on the proposal at the meeting, in person or by proxy, will be required to approve the 350,000 share increase. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2.

The essential features of the Purchase Plan, as amended, are outlined below:

Purpose

The purpose of the Purchase Plan is to provide a means by which our employees (and any parent or subsidiary designated by the Board to participate in the Purchase Plan) may be given an opportunity to purchase our common stock through payroll deductions, to assist us in retaining the services of our employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for our success. Approximately 313 of our approximately 1,000 employees (which number includes employees of our subsidiaries outside the United States) are eligible to participate in the Purchase Plan.

The rights to purchase our common stock granted under the Purchase Plan are intended to qualify as options issued under an “employee stock purchase plan” as that term is defined in Section 423(b) of the Internal Revenue Code, or the Code.

Administration

Our Board administers the Purchase Plan and has the final power to construe and interpret both the Purchase Plan and the rights granted under it. Our Board has the power, subject to the provisions of the Purchase Plan, to determine when and how rights to purchase our common stock will be granted, the provisions of each offering of such rights (which need not be identical), and whether employees of any parent or subsidiary will be eligible to participate in the Purchase Plan.

Our Board has the power to delegate administration of the Purchase Plan to a committee composed of not fewer than two members of the Board. As used herein with respect to the Purchase Plan, the “Board” refers to any committee the Board appoints as well as to the Board itself. In fact, the Board has granted the Compensation Committee coextensive authority in its charter.

Offerings

The Purchase Plan is implemented by offerings of rights to all eligible employees from time to time by the Board. The offering under the Plan shall begin on June 1 of each year and will last for one year. This one year offering period will be divided into two shorter “purchase periods” approximately six months long. Purchase dates under the Purchase Plan will generally be November 30 and May 31 of each year.

Eligibility

Any person who is customarily employed at least 20 hours per week and five months per calendar year by us (or by any parent or subsidiary designated by the Board) on the first day of an offering is eligible to participate in that offering. Our officers who are “highly compensated” as defined in the Code are eligible to participate in the Purchase Plan.

However, no employee is eligible to participate in the Purchase Plan if, immediately after the grant of purchase rights, the employee would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of our stock or of any parent or subsidiary (including any stock which such employee may purchase under all outstanding rights and options). In addition, no employee may purchase more than $25,000 worth of our common stock (determined at the fair market value of the shares at the time such rights are granted) under all our employee stock purchase plans and our affiliates in any calendar year.

Additionally, any person who is employed by any non-U.S. subsidiary is not eligible to participate in the Purchase Plan.

Participation in the Plan

Eligible employees enroll in the Purchase Plan by delivering to us, prior to the date selected by the Board as the offering date for the offering, an agreement authorizing payroll deductions of up to 15% of such employee’s compensation during the offering (or such lower percentage as specified in the offering document prior to the beginning of the offering).

Purchase Price

The purchase price per share at which shares of our common stock are sold in an offering under the Purchase Plan is the lower of (i) 85% of the fair market value of a share of common stock on the first day of the offering or (ii) 85% of the fair market value of a share of common stock on the last day of the purchase period.

Payment of Purchase Price; Payroll Deductions

The purchase price of the shares is accumulated by payroll deductions over the offering. At any time during the offering, a participant may reduce or terminate his or her payroll deductions as the Board provides in the offering. A participant may not increase or begin such payroll deductions after the beginning of any purchase period, except, if the Board provides, in the case of an employee who first becomes eligible to participate as of a date specified during the purchase period. All payroll deductions made for a participant are credited to his or her account under the Purchase Plan and deposited with our general funds. A participant may not make additional payments into such account, unless specifically provided in the offering and unless the participant has not had the maximum amount withheld during the offering.

Purchase of Stock

By executing an agreement to participate in the Purchase Plan, the employee is entitled to purchase shares under the Purchase Plan. In connection with offerings made under the Purchase Plan, our Board can specify a maximum number of shares of our common stock an employee may be granted the right to purchase and the maximum aggregate number of shares of our common stock that may be purchased pursuant to such offering by all participants. Generally, the Board has permitted any participating individual to purchase up to the $25,000 and 15% limitations. The maximum aggregate number of shares available to be purchased by all eligible employees will be the number of shares remaining available under the Purchase Plan on the offering date. If the aggregate number of shares to be purchased upon exercise of rights granted in the offering would exceed the maximum aggregate number of shares of our common stock available, the Board would make a pro rata allocation of available shares in a uniform and equitable manner. Unless the employee’s participation is discontinued, his or her right to purchase shares is exercised automatically at the end of the purchase period at the applicable price. See “Withdrawal” below.

Withdrawal

While each participant in the Purchase Plan is required to sign an agreement authorizing payroll deductions, the participant may withdraw from a given offering by terminating his or her payroll deductions and by delivering to us a notice of withdrawal from the Purchase Plan. Such withdrawal may be elected at any time prior to the end of the applicable purchase period, except as provided by the Board.

Upon any withdrawal from an offering by the employee, we will distribute to the employee his or her accumulated payroll deductions without interest, less any accumulated deductions previously applied to the purchase of shares of our common stock on the employee’s behalf during such offering, and such employee’s interest in the offering will be automatically terminated. The employee is not entitled to again participate in that offering. However, an employee’s withdrawal from an offering will not have any effect upon such employee’s eligibility to participate in subsequent offerings under the Purchase Plan.

Termination of Employment

Rights granted pursuant to any offering under the Purchase Plan terminate immediately upon cessation of an employee’s employment for any reason, and we will distribute to such employee all of his or her accumulated payroll deductions, without interest.

Restrictions on Transfer

Rights granted under the Purchase Plan are not transferable and may be exercised only by the person to whom such rights are granted.

Duration, Amendment and Termination

The Board may suspend or terminate the Purchase Plan at any time.

The Board may amend the Purchase Plan at any time. Any amendment of the Purchase Plan must be approved by the stockholders within 12 months of its adoption by the Board if the amendment would (i) increase the number of shares of our common stock reserved for issuance under the Purchase Plan, (ii) modify the requirements relating to eligibility for participation in the Purchase Plan, or (iii) modify any other provision of the Purchase Plan in a manner that would materially increase the benefits accruing to participants under the Purchase Plan, if such approval is required in order to comply with the requirements of Rule 16b-3 under the Exchange Act.

Rights granted before amendment or termination of the Purchase Plan will not be altered or impaired by any amendment or termination of the Purchase Plan without consent of the employee to whom such rights were granted.

Effect of Certain Corporate Events

In the event of a dissolution, liquidation or specified type of merger, the surviving corporation either will assume the rights under the Purchase Plan or substitute similar rights, or the exercise date of any ongoing offering will be accelerated such that the outstanding rights may be exercised immediately prior to, or concurrent with, any such event.

Stock Subject to Purchase Plan

Subject to this proposal, an aggregate of 850,000 shares of our common stock is reserved for issuance under the Purchase Plan. If rights granted under the Purchase Plan expire, lapse or otherwise terminate without being exercised, the shares of common stock not purchased under such rights again becomes available for issuance under the Purchase Plan.

Federal Income Tax Information

Rights granted under the Purchase Plan are intended to qualify for favorable federal income tax treatment associated with rights granted under an employee stock purchase plan which qualifies under provisions of Section 423 of the Code.

A participant will be taxed on amounts withheld for the purchase of shares of our common stock as if such amounts were actually received. Other than this, no income will be taxable to a participant until disposition of the acquired shares, and the method of taxation will depend upon the holding period of the acquired shares.

If the stock is disposed of at least two years after the beginning of the offering period and at least one year after the stock is transferred to the participant, then the lesser of (i) the excess of the fair market value of the stock at the time of such disposition over the exercise price or (ii) the excess of the fair market value of the stock as of the beginning of the offering period over the exercise price (determined as of the beginning of the offering period) will be treated as ordinary income. Any further gain or any loss will be taxed as a long-term capital gain or loss. Such capital gains currently are generally subject to lower tax rates than ordinary income.

If the stock is sold or disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the stock on the exercise date over the exercise price will be treated as ordinary income at the time of such disposition. The balance of any gain will be treated as capital gain. Even if the stock is later disposed of for less than its fair market value on the exercise date, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the stock on such exercise date. Any capital gain or loss will be short-term or long-term, depending on how long the stock has been held.

There are no federal income tax consequences to us by reason of the grant or exercise of rights under the Purchase Plan. We are entitled to a deduction to the extent amounts are taxed as ordinary income to a participant (subject to the requirement of reasonableness and the satisfaction of tax reporting obligations).

The following table is provided as additional information on our equity compensation plans. The information is as of March 31, 2007.

Equity Compensation Plan Information

	(a)		(b)		(c)
Number of Securities
Remaining Available for
Future Issuance under
	Number of Securities to be		Weighted-Average		Equity Compensation
	Issued upon Exercise of		Exercise Price of		Plans (Excluding
	Outstanding Options,		Outstanding Options,		Securities Reflected in
Plan Category	Warrants and Rights		Warrants and Rights		Column (a))

Equity compensation plans approved by securityholders	4,595,377	(1)	$8.27	(2)	5,013,123	(3)
Equity compensation plans not approved by securityholders

Total	4,595,377		$8.27		5,013,123

(1)	Includes options to purchase 250,626 shares of our common stock with a weighted average exercise price of $14.36 per share that were assumed in business combinations. It is our understanding that the stockholders of the acquired companies approved the plans from which these options were granted. Also includes 139,352 shares issuable upon vesting of restricted stock units granted under the 1999 Equity Incentive Plan. The remaining balance consists of outstanding stock option grants.

(2)	The weighted average exercise price does not take into account the shares issuable upon vesting of outstanding restricted stock units, which have no exercise price.

(3)	The 1999 Equity Incentive Plan includes a formula that provides for an annual increase in the number of shares under the plan of 1,000,000, which may be reduced upon the determination of the Board.

PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Audit Committee has selected BDO Seidman, LLP, or BDO, as our independent registered public accounting firm for the fiscal year ending March 31, 2008 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Representatives of BDO are not expected to be present at the Annual Meeting, and, consequently, will not have an opportunity to make a statement or be available to respond to appropriate questions.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of BDO as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of BDO to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in our best interests and those of our stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of BDO. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

The following table represents aggregate fees billed to us for the fiscal years ended March 31, 2007 and March 31, 2006, by BDO Seidman, LLP, our independent registered public accounting firm.

	2007	2006

Audit Fees(1)	$2,842,112	$2,427,057
Audit-Related Fees	—	—
Tax Fees(2)	73,750	93,689
All Other Fees(3)	48,000	—

Total Fees	$2,963,862	$2,520,746

(1)	Includes fees paid during the year for the audit of annual financial statements, the audit of internal control over financial reporting, statutory financial audits in certain territories and the review of quarterly financial statements. Approximately $419,000 reflected in fiscal 2007 was in respect of fiscal 2006 services.

(2)	Includes federal, state and international tax compliance, tax advice and tax planning.

(3)	Includes fees related to due diligence.

None of the foregoing was approved by the Audit Committee pursuant to the exception set forth in paragraph (c)(7)(i)(C) of Rule 2-01 of Regulation S-X of the SEC.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of services. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

The Audit Committee has determined that the rendering of non-audit services by BDO Seidman, LLP is compatible with maintaining its independence.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 3.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of August 3, 2007 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our common stock.

Unless otherwise indicated, the address for each listed stockholder is: c/o IXYS Corporation, 3540 Bassett Street, Santa Clara, California 95054.

	Beneficial
	Ownership(1)
	Number of	Percent
Name and Address of Beneficial Owner	Shares	of Total

Directors and Executive Officers
Nathan Zommer(2)	8,049,226	23.9%
Peter H. Ingram(3)	706,184	2.2%
Uzi Sasson(4)	187,250	*
Donald L. Feucht(5)	146,250	*
Samuel Kory(6)	126,250	*
S. Joon Lee(7)	146,250	*
Timothy A. Richardson	—	—
James M. Thorburn	2,500	*
All directors and executive officers as a group (9 persons)(8)	9,363,910	27.1%

5% Stockholders
6th Avenue Investment Management Company, LLC(9)	3,337,900	10.3%
One Security Benefit Place
Topeka, Kansas 66636
Columbia Wagner Asset Management L.P.(10)	1,905,000	5.9%
WAM Acquisition GP, Inc. 227 East Monroe Street, Suite 3000 Chicago, Illinois 60606

*	Represents less than 1%.

(1)	This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 32,386,809 shares outstanding on August 3, 2007, adjusted as required by rules promulgated by the SEC.

(2)	Includes an aggregate of 5,200 shares held by or on behalf of Dr. Zommer’s children. Also includes 1,265,100 shares Dr. Zommer has the right to acquire within 60 days of August 3, 2007. 6,661,546 shares are pledged as security.

(3)	Includes 353,150 shares Mr. Ingram has the right to acquire within 60 days of August 3, 2007.

(4)	Consists of 187,250 shares Mr. Sasson has the right to acquire within 60 days of August 3, 2007.

(5)	Includes an aggregate of 2,000 shares held by or on behalf of Mr. Feucht’s wife. Also includes 128,750 shares Mr. Feucht has the right to acquire within 60 days of August 3, 2007.

(6)	Includes 117,500 shares Mr. Kory has the right to acquire within 60 days of August 3, 2007.

(7)	Includes 143,750 shares Mr. Lee has the right to acquire within 60 days of August 3, 2007.

(8)	Includes 2,195,500 shares that directors and executive officers have the right to acquire within 60 days of August 3, 2007.

(9)	Based on a Schedule 13G/A filed with the Securities and Exchange Commission on July 9, 2007.

(10)	Based on a Schedule 13G/A filed with the Securities and Exchange Commission on January 10, 2007.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, or the 1934 Act, requires our directors and executive officers and persons who own more than ten percent of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other of our equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. We are not aware of any late or unfilled reports for fiscal 2007.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This discussion and analysis should be read along with the tables and text under “Executive Compensation” that follow hereafter. Throughout this discussion and analysis, the “Committee” refers to the Compensation Committee and “executives” refers to our executive officers. Generally, the Committee limits its deliberations to individuals determined by the Board to be executive officers under the rules of the SEC. The compensation of other employees is determined under the direction of the Chief Executive Officer and the Chief Operating Officer.

Our Compensation Philosophy

Our success begins with our culture of innovation, cooperation and efficiency. Our compensation programs are designed to support this culture by allowing us to:

•	Motivate and reward performance. We believe that compensation should vary with performance, and that a significant portion of an executive’s pay should be linked to individual and corporate performance.

•	Align employee pay with stockholder objectives. We believe that our pay program should connect executives’ interests with stockholders’ interests. In particular, we believe that pay should reward executives for growing the value of the company.

•	Manage resources efficiently. Compensation is a significant expense, which should be managed appropriately to achieve our executive reward and retention goals while also protecting stockholder interests.

•	Attract and retain personnel. The semiconductor industry is a competitive landscape, where experienced and talented employees are in demand. Executive compensation must be competitive to attract and retain the individuals we need to lead our business.

Our Executive Compensation Program

Our executive compensation program consists of five components:

•	Salary

•	Performance bonuses

•	Other cash bonuses

•	Equity compensation

•	Employee benefits

Our philosophy is to offer competitive salaries to our executives and to provide significant rewards through incentive pay. Incentive cash opportunities are calibrated to be competitive when performance objectives are achieved. Exceptional rewards may be provided through long-term equity compensation, but only to the degree that our stock price appreciation is strong.

Salaries

We provide salaries sufficient to attract and retain key executives. While we offer competitive salaries, we believe we can create a stronger link between pay and performance by directing executive pay towards incentive cash compensation and equity rewards. For our two most senior executives, we expect that salary will constitute less than half of the total annual compensation. To determine the appropriate salary for an executive, the Committee considers a number of factors, including the executive’s responsibilities, experience, past performance, and expected future contribution to our company. The Committee also considers the salaries of executives in similar positions at comparable companies.

Performance Bonuses

Our performance bonus program is intended to provide economic incentives for executives to work for the achievement of objectives that the Committee believes will foster our growth and profitability. It rewards executives in light of their achievement of their performance objectives and for helping us achieve our annual financial goals. Each year, the Committee develops a performance bonus program for each of the two most senior executives. To establish these programs, the Committee considers the executive’s responsibilities and expected contributions to our company.

The performance bonus program is composed of a series of objectives, a set of weights for the objectives and three potential bonus levels, consisting of a threshold level, a target level and a maximum level. The Committee considers each executive individually in setting objectives, weights and bonus levels. Objectives are set in light of the Committee’s views on the goals and challenges for our company and the individual for the corresponding fiscal year.

The Committee considers the bonus levels and objectives, along with the weights accorded the objectives, to be guidelines for the Committee to use in evaluating the bonuses to be paid to executives and for executives to use in understanding the goals of the Committee for their performance. The amount of the bonuses will be determined by the Committee in light of its evaluation of each executive’s performance in total and not based on the mechanical application of any formula. The Committee may decide to award additional amounts for performance in excess of an objective or award lesser amounts for partial performance of an objective. The Committee may also consider other factors in ultimately determining the amount of a bonus. Thus, the amount of any bonus is in the discretion of the Committee, to be determined after completion of the fiscal year.

Other Cash Bonuses

From time to time, the Committee has awarded cash bonuses outside of the performance bonus structure. These bonuses relate to circumstances unique to the individual and have related to recognition for years of service to our company.

Equity

We believe equity-based compensation is critical to our overall pay program for executives. Equity-based compensation provides several significant advantages:

•	It allows us to provide exceptional potential rewards. Those exceptional rewards are realized, however, only if our growth is strong as may be evidenced by stock price appreciation and value is created for stockholders.

•	It creates a strong incentive for executives to improve financial results and take the right actions to increase our value over the long term. Because the ultimate value of the award varies with results, equity-based compensation creates a strong link between pay and performance.

•	It links executives’ interests directly with stockholders’, since rewards depend on stock performance.

Currently, the Committee views stock options in various forms are the best method to motivate our executives. Stock options encourage executives to focus on value creation, since stock options provide rewards only when our stock price increases. The vesting schedules we use delay rewards until the future, thereby maintaining incentives for our executives and helping us retain key talent.

Determining the Size of Individual Equity Incentive Awards

To determine the appropriate size of an executive’s equity incentive award, the Committee considers several factors, including the executive’s past performance and expected future contribution, the retention value of the executive’s prior unvested option grants and our growth and performance outlook. Historically, executives generally received an equity incentive award following employment and, thereafter, a single equity incentive award each year. We do not grant re-load options, make loans to executives to exercise their stock options or grant stock options at a discount.

Timing of Grants

The Committee generally grants equity incentives to our executives at meetings, historically most often during the second fiscal quarter. The Committee does not have an express policy regarding the timing of grants to executives. The Board or the Committee may grant options when in possession of material non-public information.

Exercise Price

The exercise price of all stock option grants is currently the closing price of a common share of our stock on Nasdaq on the date of grant.

Vesting

Equity incentive awards cannot be exercised until they vest. The principal purpose of vesting is to serve as an employee retention tool. Employees who leave before they vest lose any value in their unvested equity incentive awards. The vesting requirements for our executives are typically the same as those for our employees generally. Generally, our equity incentive awards vest in equal annual installments over a four year period or, in other words, at the rate of 25% per year.

Other Benefits

We provide our executive officers with a limited number of benefits not generally made available to all employees. These benefits primarily consist of car allowances, term life insurance and reimbursement for tax planning and the preparation of tax returns. These benefits for senior executive are of long-term historical practice by our company and the Committee has viewed them as immaterial in amount. In the case of Dr. Zommer, they are required by the terms of his employment agreement. In addition, as a director, Dr. Zommer receives a benefit accorded directors, the reimbursement of estate planning expenses.

Like all of our full-time employees, our executives are eligible to participate in our 1999 Employee Stock Purchase Plan, our 401(k) plan, and other health and welfare insurance programs. We believe we offer a competitive package of health and welfare programs. To ensure our total compensation package remains competitive with other companies, we compare our health and welfare benefits with the packages offered by other companies.

Severance and Change of Control Provisions

Except for Dr. Zommer, we do not have severance or change of control agreements with any of our executives. The Committee does believe that executive severance and change of control provisions are appropriate for our senior executives. These provisions are sometimes necessary to attract or retain key personnel and to assist executives in focusing on the best course for our company.

Determining Executive Pay

After the end of each fiscal year, the Committee reviews our executive compensation program. The review involves the analysis of market pay practices, the assessment of our existing pay practices and the consideration of our goals for the future As a result of this review, the executive compensation program for the next fiscal year is formulated.

At the same time as setting the compensation program, the process of evaluating individual performance and making incentive cash compensation decisions for the prior fiscal year is also occurring. The CEO reviews the pay and performance of each executive other than himself and makes pay recommendations to the Committee for each of those executives. The Committee reviews those recommendations, taking into account:

•	The CEO’s assessment of the performance of each executive other than himself;

•	Each executive’s pay history and unvested equity incentives;

•	The difficulty of the executive’s role; and

•	Periodically, but not annually, executive pay at comparable companies.

As necessary, the Committee discusses changes to the CEO’s recommendations with the CEO and then approves compensation actions for each executive.

The Committee makes compensation decisions for the CEO separately without the CEO’s participation. The Committee evaluates the CEO’s performance in light of its judgment of results achieved. Input on our CEO’s performance is solicited from the other members of the Board.

For fiscal year 2008, the Committee retained an executive compensation consultant, Presidio Pay Advisors, Inc., to assist with the pay-determination process for the CEO and the CFO. At the end of this process, the Committee’s decisions included the following compensation actions for our two most senior executives:

•	Objectives, weights and bonus levels for the performance bonus programs for the current fiscal year;

•	Any changes to salary; and

•	The amount of any equity incentive awards for the fiscal year.

The decisions of the Committee were then communicated to the executives by the Chairman of the Committee.

Executive Compensation Consulting

In fiscal year 2008, the Committee retained Presidio Pay Advisors, Inc., to assist the Committee in carrying out its responsibilities. With respect to executive compensation matters, Presidio Pay Advisors, Inc. reports directly to the Committee. Among other things, Presidio Pay Advisors, Inc. works with the Committee to gather and analyze third-party data about the compensation practices of our peer companies against which we measure our compensation.

Compensation Benchmarking

In setting executive pay, we are mindful of the competitive market. To gauge our pay against our competitors and against the broader marketplace, the Committee has requested our compensation consultant to provide us with survey information of the pay practices generally occurring in the semiconductor industry. In fiscal 2007, to determine our peer companies, the Committee looked at survey data on public companies in the business of manufacturing semiconductors that had annual revenues similar to ours, in the range of $150 million to $300 million. These companies included the following:

Actel Corporation	ESS Technology	Pixelworks, Inc.
Applied Micro Circuits Corp.	Genesis Microchip Inc.	PMC-Sierra, Inc.
Atheros Communications, Inc.	Helix Technology Corporation	Semtech Corp.
ATMI Inc.	Integrated Silicon Solutions	Silicon Image, Inc.
Cirrus Logic, Inc.	Mattson Technology Inc.	SimpleTech, Inc.
Cohu Inc.	Micrel, Inc.	Standard Microsystems Corp.
Diodes, Inc.	Microsemi Corporation	Vitesse Semiconductor Corp.

In fiscal 2008, the Committee examined survey data on the semiconductor industry, while checking pay practices at small subset of the peer group companies. In each year, the compensation data was provided by Presidio Pay Advisors, Inc.

Executive Pay Decisions for Fiscal 2007 and Fiscal 2008

Salary

For fiscal 2007, the Committee increased Dr. Zommer’s salary by $30,000 to $510,000 after determining that the increase in salary was appropriate in light of Dr. Zommer’s responsibilities and in light of peer group practices. Mr. Sasson’s salary was increased by $40,000 to $300,000 in the context of his responsibilities and peer group compensation. For Messrs. Zommer and Sasson, the Committee considered the responsibilities of the executives beyond those typically associated with their roles; in particular, that Dr. Zommer served as the senior technical executive of the Company and that Mr. Sasson bore significant operational responsibilities. Changes in the reported amount of Mr. Ingram’s salary resulted from fluctuations in foreign exchange rates, as Mr. Ingram is paid in euros.

For fiscal 2008, the Committee increased Dr. Zommer’s salary by $56,000 to $566,000 in light of its assessment of the survey information. Mr. Sasson’s salary was increased by $30,000 to $330,000 to reflect his performance as Chief Financial Officer and his continued assumption of operational responsibilities. No action was taken on Mr. Ingram’s salary for fiscal 2008.

Performance Bonuses

The Committee set three different potential levels for Dr. Zommer’s fiscal 2007 performance bonus as follows: acceptable performance, $300,000; target, $400,000; and performance above expectations, $500,000. The objectives were a quantitative target for net revenues for fiscal 2007, a quantitative target for gross margin for fiscal 2007, a quantitative target for the book-to-bill ratio, a qualitative assessment on work to strengthen R&D staffing and enhance R&D output, a qualitative assessment of succession and staffing planning for key managers and staff; a qualitative assessment of a three year business model for the development of the Company, and a qualitative assessment of overall performance.

The Committee set three different potential levels for Mr. Sasson’s fiscal 2007 performance bonus as follows: acceptable performance, $150,000; target, $175,000; and performance above expectations, $200,000. The objectives were a quantitative target for gross margin for fiscal 2007, a qualitative assessment on work to consolidate and integrate operations to improve efficiency and reduce costs, a qualitative assessment of succession and staffing planning for key finance staff, a qualitative assessment of the implementation of consolidation software, a qualitative assessment on successful completion of the fiscal 2007 internal controls assessment, a qualitative assessment of budgetary process enhancement, and a qualitative assessment of overall performance.

During the Committee’s deliberations regarding the amount of the performance bonuses to be paid for fiscal 2007, Dr. Zommer and Mr. Sasson informed the Committee that they had elected not to receive incentive cash bonuses in respect of fiscal 2007. The Committee then decided to accept their determinations and ceased its deliberations on the bonuses. No target performance bonus was set for Mr. Ingram for fiscal 2007.

For fiscal 2008, the Committee increased the bonus levels of incentive cash compensation for Messrs. Zommer and Sasson, consistent with the objective that the majority of the executives’ compensation be incentive based. No action was taken to establish a performance bonus for Mr. Ingram for fiscal 2008.

The Committee set three different potential levels for Dr. Zommer’s fiscal 2008 performance bonus as follows: threshold, $440,000; target, $550,000; and maximum, $715,000. The objectives are a set of quantitative goals for gross margins for fiscal 2008, a set of quantitative goals for cash flow from operations for fiscal 2008, a set of quantitative goals for net revenues from current operations for fiscal 2008, and general overall performance during fiscal 2008, which will be significantly influenced by inventory issues. Each set of quantitative goals consists of three numbers, with a number corresponding to each of the concepts of threshold, target and maximum.

The Committee set three different potential levels for Mr. Sasson’s fiscal 2008 performance bonus as follows: threshold, $200,000; target, $250,000; and maximum, $325,000. The objectives are a set of quantitative goals for gross margins for fiscal 2008, a set of quantitative goals for cash flow from operations for fiscal 2008, a set of quantitative goals for net revenues from current operations for fiscal 2008, and general overall performance during fiscal 2008, which will be significantly influenced by inventory issues. Each set of quantitative goals consists of three numbers, with a number corresponding to each of the concepts of threshold, target and maximum.

Other Cash Bonuses

In fiscal 2005, the Committee established a bonus program of up to $700,000, payable to Dr. Zommer in increments of $100,000 per fiscal quarter, contingent upon his continued service as our CEO on the last day of each fiscal quarter. The last payment under the bonus was made in respect of the first quarter of fiscal 2007. The bonus was granted in recognition of Dr. Zommer’s years of service to our company and his prior years of under-compensation, particularly during the years before we became a public company. The bonus approved at the time represented about one-half of the amount of estimated under-compensation. During fiscal 2007, on the same rationale, the Committee decided to extend the bonus program for up to an additional $700,000, again payable to Dr. Zommer in increments of $100,000 per fiscal quarter, contingent upon his continued service as our CEO on the last day of each fiscal quarter, thereby resolving the remainder of the under-compensation. For fiscal 2007, $300,000 was paid to Dr. Zommer under the extended bonus program.

In fiscal 2007, the Committee approved a bonus program for Mr. Ingram of up to $180,000, payable increments of up to $15,000 per fiscal quarter, contingent on Mr. Ingram remaining President of European Operations on the last day of each such quarter. The bonus was granted in recognition of Mr. Ingram’s years of service to our company and in light of the fact that he did not exercise a stock option of approximately equivalent value. With the agreement of Mr. Ingram, the bonus was discontinued after one quarter.

Equity

In fiscal 2007, the Committee granted restricted stock units to Messrs. Zommer and Sasson. Restricted stock units are rights to receive shares of our common stock upon vesting. The size of the awards reflect past individual and company performance, expected future contribution and the estimated value of the awards compared with equity awards offered to executives in similar positions by our peer companies. These grants vest in equal annual installments over a four year period. Because restricted stock units represent the right to receive a share of stock regardless of any appreciation in the value of the stock, individual awards were for a smaller number of shares than historical stock option grants. Generally, the Committee applied a factor of four in comparing potential grants of restricted stock units to potential stock option grants. The Committee granted Dr. Zommer 50,000 restricted stock units and Mr. Sasson 30,000 restricted stock units. The Committee did not grant an equity incentive to Mr. Ingram during fiscal 2007.

In May 2007, the Committee shifted our equity incentive awards to stock options. Feedback from our personnel indicated a greater appreciation of and receptivity to stock options, as compared to restricted stock units. While further grant of restricted stock units is not precluded, the Committee currently expects that it will primarily grant stock options in the future.

The Committee granted Dr. Zommer an option exercisable for 200,000 shares in June 2007 and Mr. Sasson an option for 20,000 shares in May 2007 on Dr. Zommer’s recommendation, as well as an additional option for 120,000 shares in June 2007 upon the completion of its deliberations for the year. The Committee did not grant an equity incentive to Mr. Ingram.

Tax and Accounting Implications

Section 162(m) of the Code places a limit of $1,000,000 on the amount of compensation that we may deduct from our taxes in a year with respect to our executive officers. Section 162(m) limits the types of compensation that are deductible resulting in some performance-based compensation that does not qualify as tax deductible. While the Committee is mindful of the benefit to our company performance of full deductibility of compensation, we believe the Committee must not be constrained by the requirements of Section 162(m) where those requirements would impair flexibility in compensating our executive officers in a manner that can best promote our corporate objectives. Therefore, the Committee has not adopted a policy that requires that all compensation be deductible. The Committee intends to continue to compensate our executive officers in a manner consistent with the best interests of our company and the stockholders.

We adopted SFAS No. 123(R), effective April 1, 2007. SFAS No. 123(R) establishes accounting for stock-based awards exchanged for employee services. Accordingly, stock-based compensation cost is measured at grant date, based on the fair value of the awards, and is recognized as an expense over the requisite employee service period. We use the Black-Scholes pricing model to estimate the fair value of each award.

Summary Compensation Table

The following table shows for the fiscal year ended March 31, 2007, compensation awarded to or paid to, or earned by, our Chief Executive Officer, our Chief Financial Officer and our other executive officer, together referred to as our Named Executive Officers, at March 31, 2007.

Summary Compensation Table for Fiscal 2007

							Change in
							Pension Value
							and Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation
		Salary	Bonus	Awards	Awards	Compensation	Earnings	All Other
Name and Principal Position	Year	($)	($)	($)(1)	($)(1)	($)	($)	Compensation ($)		Total ($)

Nathan Zommer	2007	510,000	400,000	107,257	216,160	—	—	52,461	(2)	1,285,878
Chairman of the Board, President and Chief Executive Officer
Peter H. Ingram(3)	2007	232,616	15,081	—	66,828	—	9,527	6,955	(4)	331,007
President of European Operations
Uzi Sasson	2007	300,000	—	91,197	196,920	—	—	19,389	(5)	607,506
Vice President, Chief Operating Officer and Chief Financial Officer

(1)	No executive officer forfeited any rights during fiscal 2007. Note 3 of the Notes to Consolidated Financial Statements set forth in our Annual Report on Form 10-K for the year ended March 31, 2007 discloses the assumptions made in valuing the rights.

(2)	Includes estate planning expense of $24,684, car expense of $17,749, $7,406 in contributions by IXYS matching certain of Dr. Zommer’s 401(k) plan contributions, telephone service, janitorial service, and bill paying and bookkeeping services. The payment of estate planning expense is a benefit accorded directors. Bill paying and bookkeeping services were valued based on an estimate of the hours involved and the hourly rate of the person providing the services.

(3)	Mr. Ingram is paid in euros. His compensation was converted into dollars at the rate of 1.29 euros per dollar, the conversion rate used in our consolidated statement of operations for fiscal 2007.

(4)	Car expense.

(5)	Includes car expense of $12,483 and $6,906 in contributions by IXYS matching certain of Mr. Sasson’s 401(k) plan contributions.

We provide, or reimburse for, a leased car for each of our executive officers, including associated expenses such as insurance, registration, maintenance and gasoline. Our directors, including Dr. Zommer, are reimbursed for their estate planning and tax planning and return preparation expenses. We pay for telephone service and periodic janitorial service for a house owned by Dr. Zommer near our corporate offices, where employees stay on occasion when visiting our corporate offices. Because Dr. Zommer is single and spends significant time traveling to our worldwide locations and customers, we provide bill paying and bookkeeping services to Dr. Zommer.

None of our named executive officers exercised options or had stock awards that vested during fiscal 2007.

Dr. Zommer is the only executive officer who has an employment agreement. The term of Dr. Zommer’s employment agreement was extended by the Compensation Committee from January 31, 2007 to January 31, 2008. The agreement provides that he will be paid an annual base salary of at least $480,000 and that he will be considered for an annual performance bonus, as determined by the Board in its discretion. He is to receive the benefits made available to senior executives generally, as well as the following specifically described in his agreement: an annual medical exam; term insurance in the amount of $1,000,000 on his life, payable to his designee; the services of a personal tax or investment advisor, in an amount not to exceed $1,000 per year; the use of a car, of make and model determined by Dr. Zommer and the Board, including maintenance and insurance; 10 hours per month of bill paying and bookkeeping services; and annual vacation in an amount equal to 15 days plus one-half day for each full year of service after June 1, 2003. Additionally, Dr. Zommer is entitled to the payments and benefits described in “Potential Payments upon Termination or Change in Control,” upon the events described there. During fiscal 2007, Dr. Zommer caused the term life insurance provided pursuant to his agreement to be cancelled.

Grants of Plan-Based Awards

The following table provides information regarding all incentive plan awards that were made to or earned by our Named Executive Officers during fiscal 2007.

Grants of Plan-Based Awards in Fiscal 2007

All Other Stock
								Awards:	All Other
		Estimated Future Payouts Under			Estimated Future Payouts Under			Number of	Option Awards:	Exercise or	Grant Date
		Non-Equity Incentive Plan Awards(1)			Equity Incentive Plan Awards			Shares of	Number of	Base Price	Fair Value
		Thresh-			Thresh-		Maxi-	Stock or	Securities	of Option	of Stock and
	Grant	old	Target	Maxi-	old	Target	mum	Units	Underlying Options	Awards	Option Awards
Name	Date	($)	($)	mum ($)	(#)	(#)	(#)	(#)(2)	(#)	($/Sh)	($)

Nathan Zommer	5/12/06	300,000	400,000	500,000	—	—	—	50,000	—	—	469,473
Peter H. Ingram	—	—	—	—	—	—	—	—	—	—	—
Uzi Sasson	5/12/06 8/24/06	150,000	175,000	200,000	—	—	—	30,000 20,000	—	—	281,614 173,314

(1)	These amounts constitute the performance bonus amounts for fiscal 2007. After fiscal 2007, it was determined that no performance bonuses for fiscal 2007 would be paid.

(2)	Pursuant to the 1999 Equity Incentive Plan

Outstanding Equity Awards at Fiscal Year End

The following table shows for the fiscal year ended March 31, 2007, certain information regarding outstanding equity awards at fiscal year end for the Named Executive Officers.

Outstanding Equity Awards at Fiscal 2007 Year End

	Option Awards						Stock Awards
											Equity
											Incentive
										Equity	Plan Awards:
										Incentive	Market
				Equity Incentive						Plan Awards:	or Payout
				Plan Awards:					Market	Number of	Value of
	Number of	Number of		Number of			Number of		Value of	Unearned	Unearned
	Securities	Securities		Securities			Shares or		Shares or	Shares, Units	Shares, Units
	Underlying	Underlying		Underlying			Units of		Units of	or Other	or Other
	Unexercised	Unexercised		Unexercised	Option		Stock That		Stock That	Rights That	Rights That
	Options	Options		Unearned	Exercise	Option	Have Not		Have Not	Have Not	Have Not
	(#)	(#)		Options	Price	Expiration	Vested		Vested	Vested	Vested
Name	Exercisable	Unexercisable		(#)	($)	Date	(#)		($)(1)	(#)	($)

Nathan Zommer	62,600				1.86	11/03/08
	480,000				2.34	11/19/09
	20,000				20.90	12/11/10
	160,000				7.26	11/16/11
	280,000				7.79	11/15/12
	150,000				10.63	02/20/14
	100,000				15.81	06/02/15
							50,000	(2)	511,500
Peter H. Ingram	5,150				1.69	11/03/08
	60,000				2.13	11/19/09
	120,000				3.63	01/21/10
	10,000				6.60	11/16/11
	60,000				4.64	07/22/12
	40,000				7.08	11/15/12
	24,500	3,500	(3)		6.75	08/08/13
	30,000				14.37	06/02/15
Uzi Sasson	17,250				6.65	08/20/14
	60,000	12,750	(4)		9.15	11/23/14
	75,000	60,000	(5)		14.37	06/02/15
							20,000	(6)	204,600
							30,000	(7)	306,900

(1)	Based on the closing price of $10.23 on the Nasdaq Global Market on March 30, 2007.

(2)	12,500 shares vest on each of the first four anniversaries of May 12, 2006.

(3)	700 shares vest on the eighth day of each calendar month after March 31, 2007.

(4)	750 shares vest on the 20th day of each calendar month after March 31, 2007.

(5)	3,000 shares vest on the 23rd day of each calendar month after March 31, 2007.

(6)	5,000 shares vest on each of the first four anniversaries of August 24, 2006.

(7)	7,500 shares vest on each of the first four anniversaries of May 12, 2006.

Post-Employment Compensation

The following table shows for the fiscal year ended March 31, 2007, certain information regarding pension benefits for the Named Executive Officer.

Pension Benefits for Fiscal 2007

Present
		Number of Years	Value of	Payments During
		Credited Service	Accumulated Benefit	Last Fiscal Year
Name	Plan Name	(#)	($)	($)

Peter H. Ingram	Defined Benefit Plan	25	339,453	—

Mr. Ingram is an employee of our German subsidiary and participates in the defined benefit plan of our German subsidiary. In 1992, the subsidiary awarded Mr. Ingram pension rights under which he will be entitled to receive a payment of €1,471, or $1,971, per month as his pension on retirement. Under the terms of the plan, his right to pension payments fully vests at age 60 in April 2008. Further years of service will not increase his pension benefit. He may initiate pension payments upon retirement at or after age 60, but the amount of each payment that he would receive for the remainder of his life would be reduced by 0.5% for each month prior to age 63 that he commenced the payments, up to a maximum reduction of 6%. In the event of his death, his spouse would be entitled to payments equal to two-thirds of the payments that he would receive. Note 10 of the Notes to Consolidated Financial Statements set forth in our Annual Report on Form 10-K for the year ended March 31, 2007 describes the defined benefit plan in which Mr. Ingram participates.

Potential Payments upon Termination of Change in Control

Dr. Zommer’s employment agreement provides for certain payments and benefits in connection with termination or a change in control. In the event he is terminated without cause, he is entitled to a single payment equal to one year’s salary. If he becomes disabled for three months in a six month period, his salary will be continued to be paid, along with benefits, by us for a period of one year, after which his employment shall terminate. In the event of a change in control, he is entitled to a single payment from us equal to three times his annual salary. If his employment terminates, either without cause or for good reason, within one year of the change in control, he is entitled to a single payment from us equal to three times his average annual cash compensation over the last three years minus any amount paid in connection with the right described in the immediately preceding sentence. Additionally, upon such event, he is entitled to a continuation of his benefits from us, both as provided to employees generally and as specifically described in his employment agreement, for a period of 18 months, as well as the immediate vesting of all unvested stock options.

Under his employment agreement, cause means conviction of any felony or any crime involving moral turpitude or dishonesty; participation in a fraud or act of dishonesty against our company; willful breach of our policies; intentional damage to our property; or breach of the employment agreement, any other agreement with us. Change in control means any reorganization, consolidation or merger in which we are not the surviving corporation or where our voting stock would be converted into cash, securities or other property, other than a merger where our stockholders have the same proportionate ownership of voting stock after the merger; the sale, exchange or other transfer of to an unaffiliated third party of at least a majority of our voting stock; and the sale, lease, exchange or other transfer of all, or substantially all, of our assets. Good reason means reduction of his rate of salary compensation as in effect immediately prior to the change in control; failure to provide a package of welfare benefit plans which, taken as a whole, provide substantially similar benefits to those in which he is entitled to participate immediately prior to the change of control, except that employee contributions may be raised to the extent of any cost increases imposed by third parties, or any action by us which would adversely affect his participation or reduce his benefits under any of such plans; change in his responsibilities, authority, titles or offices resulting in diminution of position, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith which is remedied by us promptly after notice; request that Dr. Zommer relocate to a worksite that is more than 35 miles from his prior worksite; material reduction in duties; failure or refusal of the successor company to assume our obligations under his employment agreement; or material breach by us or any successor company of any of the material provisions of his employment agreement.

The following table sets forth estimates of the value of the payments and the benefits receivable by Dr. Zommer under his employment agreement in connection with termination or a change in control.

					Termination
	Involuntary				within One
Executive Benefits and	Termination	Involuntary			Year after
Payments upon Termination	Without	Termination		Change in	Change in
or Change in Control	Cause	For Cause	Disability	Control	Control
(1)	($)	($)	($)	($)	($)

Cash payment	510,000	—	510,000	1,530,000	1,050,000	(2)
Vesting of stock awards(3)	—	—	127,875	—	511,500
Vesting of option awards	—	—	—	—	—
401(k) match(4)	—	—	7,406	—	11,109
Car expense(4)	—	—	17,749	—	26,624
Health insurance(4)	—	—	6,691	—	10,037
Other benefits(4)(5)	—	—	5,226	—	7,839

(1)	Based on salary rate during fiscal 2007 and the amounts for benefits during fiscal 2007.

(2)	Based on the three fiscal years ended March 31, 2007.

(3)	Based on closing price of a share of our common stock on March 30, 2007, which was $10.23. For disability, assumes one year of vesting.

(4)	Assumes one year of benefits for disability and eighteen months of benefits for termination after change in control. Benefits are estimated using fiscal 2007 historical data.

(5)	Consists of dental insurance, group life insurance and other insurance programs, tax or investment advisor reimbursement (estimated at $1,000 per year), annual medical exam reimbursement (estimated at $1,000 per year), and bill paying and bookkeeping services.

Director Compensation

The following table shows for the fiscal year ended March 31, 2007 certain information with respect to the compensation of all of our non-employee directors:

Director Compensation for Fiscal 2007

					Change in
					Pension
					Value and
	Fees Earned			Non-Equity	Nonqualified
	or Paid in	Stock	Option	Incentive Plan	Deferred	All Other
	Cash	Awards	Awards	Compensation	Compensation	Compensation	Total
Name	($)	($) (1)(2)(3)	($) (2)(3)(4)	($)	Earnings	($)	($)

Donald Feucht	54,600	49,939	39,689	—	—	2,052	146,280
Samuel Kory	42,000	49,939	39,689	—	—	750	132,378
S. Joon Lee	32,000	49,939	39,689	—	—	1,805	123,433
David L. Millstein	56,300	26,601	39,750	—	—	—	122,651
Kenneth Wong(5)	43,200	45,688	61,616	—	—	—	150,504
Timothy Richardson	—	—	—	—	—	—	—
James Thorburn	—	—	—	—	—	—	—

(1)	The following table contains additional information regarding stock awards granted during fiscal 2007:

		Number of	Grant Date Fair
		Shares Underlying	Value of Stock
Name	Grant Date	Stock Awards	Awards ($)

Donald Feucht	8/25/2006	5,000	43,136
	5/12/2006	1,250	12,163
	8/25/2006	1,250	11,175
Samuel Kory	8/25/2006	5,000	43,136
	5/12/2006	1,250	12,163
	8/25/2006	1,250	11,175
Sang Joon Lee	8/25/2006	5,000	43,136
	8/25/2006	1,250	11,175
	5/12/2006	1,250	12,163
David Millstein	8/25/2006	5,000	43,136
Kenneth Wong	8/25/2006	5,000	43,136
	5/12/2006	1,250	12,163
	8/25/2006	1,250	11,175
Timothy Richardson	—	—	—
James Thorburn	—	—	—

(2)	The following table sets forth the number of outstanding option awards or stock awards at March 31, 2007.

	Number of Shares
	Underlying Unexercised	Number of Shares
Name	Options	Underlying Stock Awards

Donald Feucht	126,250	5,000
Samuel Kory	115,000	5,000
Sang Joon Lee	141,250	5,000
David Millstein	30,000	5,000
Kenneth Wong	42,000	2,500
Timothy Richardson	—	—
James Thorburn	—	—

(3)	Note 3 of the Notes to Consolidated Financial Statements set forth in our Annual Report on Form 10- K for the year ended March 31, 2007 discloses the assumptions made in valuing the rights.

(4)	The expense related to option awards granted prior to fiscal 2007.

(5)	During fiscal 2007, Mr. Wong resigned and forfeited 2,500 unvested shares pursuant to the terms of a stock award and the right to acquire 14,250 unvested shares pursuant to the terms of an option award.

Each of the non-employee directors receives an annual retainer of $25,000 as well as $1,000 for each meeting of the Board he attends and $600 for each committee meeting he attends. The Chairman of the standing committees of the Board are paid additional retainers as follows: Chairman of the Audit Committee, $7,500; Chairman of the Compensation Committee, $4,000; and Chairman of the Nominating and Corporate Governance Committee, $4,000. Additionally, each director is reimbursed for expenses incurred in preparing their personal income tax returns and estate planning matters.

Options can be granted to directors either from the 1999 Equity Incentive Plan or the 1999 Non-Employee Directors’ Equity Incentive Plan. Each plan provides for the grant of options to non-employee directors pursuant to a discretionary grant mechanism administered by the board. Under current practice, each director receives an option to acquire 30,000 shares upon becoming a member of our board of directors, which vests in equal annual installments over four years, and, after the first year, an option to acquire 20,000 shares annually, which vests in monthly installments over one year. All non-employee director options will vest in full in connection with a change in control of our company. Each option has an exercise price equal to the fair market value of such common stock on the date of grant, based on the closing sales price reported on the Nasdaq Global Market for the date of grant.

During fiscal 2007, we granted 5,000 restricted stock units to each of Messrs. Feucht, Kory, Lee, Millstein and Wong. We also granted 2,500 shares to each of Messrs. Feucht, Kory, Lee and Wong as unrestricted stock awards.

TRANSACTIONS WITH RELATED PERSONS

Related Person Transactions Policy and Procedures

Section 4 of our Code of Ethics sets forth our policy regarding disclosure by an employee or director of a conflict of interest. A related party transaction would be a conflict of interest. Executive officers and directors are to disclose conflicts of interest to the Audit Committee. When transactions that fall within the coverage of Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934 are identified, they are submitted to the Audit Committee for review, approval or ratification, excepting indemnity agreements, which were previously approved by the stockholders . Evidence of the policy is set forth in the Rule 4350(h) of The Nasdaq Stock Market. The Audit Committee considers transactions on a case-by-case basis in light of the applicable facts and circumstances, and has not developed specific standards for such review, approval or consideration. Review, approval or ratification is evidenced in the minutes of the Audit Committee. No other policies or procedures exist.

Related Person Transactions

Business Relationship Involving Director.  Omni Microelectronics, a sales representative company majority owned by Mr. Lee, was paid sales commissions by Samsung Electronics on $39.6 million received by Samsung Electronics from us in respect of fiscal 2007. Samsung Electronics serves as a wafer foundry for us. Mr. Lee is a Director.

Indemnification Agreements of Directors and Executive Officers.  We have entered into indemnity agreements with our executive officers and directors containing provisions that may require us, among other things, to indemnify them against certain liabilities that may arise by reason of their status or services as officers or directors.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker. Direct your written request to IXYS Corporation, Uzi Sasson, Secretary, 3540 Bassett Street, Santa Clara, CA 95054-2704 or contact Mr. Sasson at 408-982-0700. Stockholders who currently receive multiple copies of the proxy statement at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Uzi Sasson
Secretary
August 15, 2007

A copy of our Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended March 31, 2007 is available without charge upon written request to: Uzi Sasson, Secretary, IXYS Corporation, 3540 Bassett Street, Santa Clara, CA 95054-2704.

Appendix A
IXYS CORPORATION
AMENDED AND RESTATED 1999 EMPLOYEE STOCK PURCHASE PLAN
Adopted May 7, 1999
Approved by the Stockholders on November 19, 1999
Effective Date: December 1, 1999
1.	Purpose.
     (a) The purpose of this 1999 Employee Stock Purchase Plan (the “Plan”) is to provide a means by which employees of IXYS Corporation, a Delaware corporation (the “Company”), and its Affiliates, as defined in subparagraph 1(b), which are designated as provided in subparagraph 2(b), may be given an opportunity to purchase stock of the Company.
     (b) The word “Affiliate” as used in the Plan means any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended (the “Code”).
     (c) The Company, by means of the Plan, seeks to retain the services of its employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company.
     (d) The Company intends that the rights to purchase stock of the Company granted under the Plan be considered options issued under an “employee stock purchase plan” as that term is defined in Section 423(b) of the Code.
2.	Administration.
     (a) The Plan shall be administered by the Board of Directors (the “Board”) of the Company unless and until the Board delegates administration to a committee as provided in subparagraph 2(c). Whether or not the Board has delegated administration the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.
     (b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:
          (i) To determine when and how rights to purchase stock of the Company shall be granted and the provisions of each offering of such rights (which need not be identical).
          (ii) To designate from time to time which Affiliates of the Company shall be eligible to participate in the Plan.

          (iii) To construe and interpret the Plan and rights granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.
          (iv) To amend the Plan as provided in paragraph 13.
          (v) Generally, to exercise such powers and to perform such acts as the Board or the Committee deems necessary or expedient to promote the best interests of the Company and its Affiliates and to carry out the intent that the Plan be treated as an “employee stock purchase plan” within the meaning of Section 423 of the Code.
     (c) The Board may delegate administration of the Plan to a committee composed of not fewer than two (2) members of the Board (the “Committee”). If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.
3.	Shares Subject to the Plan.
     (a) Subject to the provisions of paragraph 12 relating to adjustments upon changes in stock, the stock that may be sold pursuant to rights granted under the Plan shall not exceed in the aggregate eight hundred fifty thousand (850,000) shares of the Company’s common stock (the “Common Stock”). If any right granted under the Plan shall for any reason terminate without having been exercised, the Common Stock not purchased under such right shall again become available for the Plan.
     (b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.
4.	Grant of Rights; Offering.
     (a) The Board or the Committee may from time to time grant or provide for the grant of rights to purchase Common Stock of the Company under the Plan to eligible employees (an “Offering”) on a date or dates (the “Offering Date(s)”) selected by the Board or the Committee. Each Offering shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate, which shall comply with the requirements of Section 423(b)(5) of the Code that all employees granted rights to purchase stock under the Plan shall have the same rights and privileges. The terms and conditions of an Offering shall be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering shall include (through incorporation of the provisions of this Plan by reference in the document comprising the Offering or otherwise) the period during which the Offering shall be effective, which period shall not exceed twenty-seven (27) months beginning with the Offering Date, and the substance of the provisions contained in paragraphs 5 through 8, inclusive.

     (b) If an employee has more than one right outstanding under the Plan, unless he or she otherwise indicates in agreements or notices delivered hereunder: (1) each agreement or notice delivered by that employee will be deemed to apply to all of his or her rights under the Plan, and (2) a right with a lower exercise price (or an earlier-granted right, if two rights have identical exercise prices), will be exercised to the fullest possible extent before a right with a higher exercise price (or a later-granted right, if two rights have identical exercise prices) will be exercised.
5.	Eligibility.
     (a) Rights may be granted only to employees of the Company or, as the Board or the Committee may designate as provided in subparagraph 2(b), to employees of any Affiliate of the Company. Except as provided in subparagraph 5(b), an employee of the Company or any Affiliate shall not be eligible to be granted rights under the Plan unless, on the Offering Date, such employee has been in the employ of the Company or any Affiliate for such continuous period preceding such grant as the Board or the Committee may require, but in no event shall the required period of continuous employment be equal to or greater than two (2) years. In addition, unless otherwise determined by the Board or the Committee and set forth in the terms of the applicable Offering, no employee of the Company or any Affiliate shall be eligible to be granted rights under the Plan unless, on the Offering Date, such employee’s customary employment with the Company or such Affiliate is for at least twenty (20) hours per week and at least five (5) months per calendar year.
     (b) The Board or the Committee may provide that each person who, during the course of an Offering, first becomes an eligible employee of the Company or designated Affiliate will, on a date or dates specified in the Offering which coincides with the day on which such person becomes an eligible employee or occurs thereafter, receive a right under that Offering, which right shall thereafter be deemed to be a part of that Offering. Such right shall have the same characteristics as any rights originally granted under that Offering, as described herein, except that:
          (i) the date on which such right is granted shall be the “Offering Date” of such right for all purposes, including determination of the exercise price of such right;
          (ii) the period of the Offering with respect to such right shall begin on its Offering Date and end coincident with the end of such Offering; and
          (iii) the Board or the Committee may provide that if such person first becomes an eligible employee within a specified period of time before the end of the Offering, he or she will not receive any right under that Offering.
     (c) No employee shall be eligible for the grant of any rights under the Plan if, immediately after any such rights are granted, such employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Affiliate. For purposes of this subparagraph 5(c), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any employee, and stock which such employee may purchase under all outstanding rights and options shall be treated as stock owned by such employee.
     (d) An eligible employee may be granted rights under the Plan only if such rights, together with any other rights granted under “employee stock purchase plans” of the Company and any Affiliates, as specified by Section 423(b)(8) of the Code, do not permit such employee’s rights to purchase stock of the Company or any Affiliate to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) of fair market value of such stock (determined at the time such rights are granted) for each calendar year in which such rights are outstanding at any time.
     (e) Officers of the Company and any designated Affiliate shall be eligible to participate in Offerings under the Plan, provided, however, that the Board or the Committee may provide in an Offering that certain employees who are highly compensated employees within the meaning of Section 423(b)(4)(D) of the Code shall not be eligible to participate.
6.	Rights; Purchase Price.
     (a) On each Offering Date, each eligible employee, pursuant to an Offering made under the Plan, shall be granted the right to purchase up to the number of shares of Common Stock of the Company purchasable with a percentage designated by the Board or the Committee not exceeding fifteen percent (15%) of such employee’s Earnings (as defined by the Board for each Offering) during the period which begins on the Offering Date (or such later date as the Board or the Committee determines for a particular Offering) and ends on the date stated in the Offering, which date shall be no later than the end of the Offering. The Board or the Committee shall establish one or more dates during an Offering (the “Purchase Date(s)”) on which rights granted under the Plan shall be exercised and purchases of Common Stock carried out in accordance with such Offering.
     (b) In connection with each Offering made under the Plan, the Board or the Committee may specify a maximum number of shares that may be purchased by any employee as well as a maximum aggregate number of shares that may be purchased by all eligible employees pursuant to such Offering. In addition, in connection with each Offering that contains more than one Purchase Date, the Board or the Committee may specify a maximum aggregate number of shares which may be purchased by all eligible employees on any given Purchase Date under the Offering. If the aggregate purchase of shares upon exercise of rights granted under the Offering would exceed any such maximum aggregate number, the Board or the Committee shall make a pro rata allocation of the shares available in as nearly a uniform manner as shall be practicable and as it shall deem to be equitable.
     (c) The purchase price of stock acquired pursuant to rights granted under the Plan shall be not less than the lesser of:
          (i) an amount equal to eighty-five percent (85%) of the fair market value of the stock on the Offering Date; or
          (ii) an amount equal to eighty-five percent (85%) of the fair market value of the stock on the Purchase Date.

7.	Participation; Withdrawal; Termination.
     (a) An eligible employee may become a participant in the Plan pursuant to an Offering by delivering a participation agreement to the Company within the time specified in the Offering, in such form as the Company provides. Each such agreement shall authorize payroll deductions of up to the maximum percentage specified by the Board or the Committee of such employee’s Earnings (as defined by the Board for each Offering) during the Offering. The payroll deductions made for each participant shall be credited to an account for such participant under the Plan and shall be deposited with the general funds of the Company. A participant may reduce (including to zero) or increase such payroll deductions, and an eligible employee may begin such payroll deductions, after the beginning of any Offering only as provided for in the Offering. A participant may make additional payments into his or her account only if specifically provided for in the Offering and only if the participant has not had the maximum amount withheld during the Offering.
     (b) At any time during an Offering, a participant may terminate his or her payroll deductions under the Plan and withdraw from the Offering by delivering to the Company a notice of withdrawal in such form as the Company provides. Such withdrawal may be elected at any time prior to the end of the Offering except as provided by the Board or the Committee in the Offering. Upon such withdrawal from the Offering by a participant, the Company shall distribute to such participant all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire stock for the participant) under the Offering, without interest, and such participant’s right to acquire Common Stock under that Offering shall be automatically terminated. A participant’s withdrawal from an Offering will have no effect upon such participant’s eligibility to participate in any other Offerings under the Plan but such participant will be required to deliver a new participation agreement in order to participate in subsequent Offerings under the Plan.
     (c) Rights granted pursuant to any Offering under the Plan shall terminate immediately upon cessation of a participant’s employment with the Company and any designated Affiliate, for any reason, and the Company shall distribute to such terminated employee all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire stock for the terminated employee), under the Offering, without interest.
     (d) Rights granted under the Plan shall not be transferable by a participant other than by will or the laws of descent and distribution, or by a beneficiary designation as provided in paragraph 14, and during a participant’s lifetime, shall be exercisable only by such participant.
8. Exercise.
     (a) On each date specified therefor in the relevant Offering (“Purchase Date”), each participant’s accumulated payroll deductions and other additional payments specifically provided for in the Offering (without any increase for interest) will be applied to the purchase of whole shares of stock of the Company, up to the maximum number of shares permitted pursuant to the terms of the Plan and the applicable Offering, at the purchase price specified in the Offering. Unless otherwise provided for in the applicable Offering, no fractional shares shall be issued upon the exercise of rights granted under the Plan. The amount, if any, of accumulated payroll deductions remaining in each participant’s account after the purchase of shares which is less than the amount required to purchase one share of stock on the final Purchase Date of an Offering shall be held in each such participant’s account for the purchase of shares under the next Offering under the Plan, unless such participant withdraws from such next Offering, as provided in subparagraph 7(b), or is no longer eligible to be granted rights under the Plan, as provided in paragraph 5, in which case such amount shall be distributed to the participant after such final Purchase Date, without interest. The amount, if any, of accumulated payroll deductions remaining in any participant’s account after the purchase of shares which is equal to the amount required to purchase whole shares of stock on the final Purchase Date of an Offering shall be distributed in full to the participant after such Purchase Date, without interest.
     (b) No rights granted under the Plan may be exercised to any extent unless the shares to be issued upon such exercise under the Plan (including rights granted thereunder) are covered by an effective registration statement pursuant to the Securities Act of 1933, as amended (the “Securities Act”) and the Plan is in material compliance with all applicable state, foreign and other securities and other laws applicable to the Plan. If on a Purchase Date in any Offering hereunder the Plan is not so registered or in such compliance, no rights granted under the Plan or any Offering shall be exercised on such Purchase Date, and the Purchase Date shall be delayed until the Plan is subject to such an effective registration statement and such compliance, except that the Purchase Date shall not be delayed more than twelve (12) months and the Purchase Date shall in no event be more than twenty-seven (27) months from the Offering Date. If on the Purchase Date of any Offering hereunder, as delayed to the maximum extent permissible, the Plan is not registered and in such compliance, no rights granted under the Plan or any Offering shall be exercised then all payroll deductions accumulated during the Offering (reduced to the extent, if any, such deductions have been used to acquire stock) shall be distributed to the participants, without interest.
9.	Covenants of the Company.
     (a) During the terms of the rights granted under the Plan, the Company shall at all times keep available the number of shares of stock required to satisfy such rights.
     (b) The Company shall seek to obtain from each federal, state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the rights granted under the Plan. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such rights unless and until such authority is obtained.
10.	Use of Proceeds from Stock.
     Proceeds from the sale of stock to participants pursuant to rights granted under the Plan shall constitute general funds of the Company.
11.	Rights as a Stockholder.

     A participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to rights granted under the Plan unless and until the participant’s shares acquired upon exercise of rights hereunder are recorded in the books of the Company (or its transfer agent).
12. Adjustments upon Changes in Stock.
     (a) If any change is made in the stock subject to the Plan, or subject to any rights granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan and outstanding rights will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan and the class(es) and number of shares and price per share of stock subject to outstanding rights. Such adjustments shall be made by the Board or the Committee, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a “transaction not involving the receipt of consideration by the Company.”)
     (b) In the event of: (1) a dissolution or liquidation of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; (3) a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (4) the acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or any Affiliate of the Company) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors, then, as determined by the Board in its sole discretion (i) any surviving or acquiring corporation may assume outstanding rights or substitute similar rights for those under the Plan, (ii) such rights may continue in full force and effect, or (iii) participants’ accumulated payroll deductions may be used to purchase Common Stock immediately prior to the transaction described above and the participants’ rights under the ongoing Offering terminated.
13.	Amendment of the Plan.
     (a) The Board or the Committee at any time, and from time to time, may amend the Plan. However, except as provided in paragraph 12 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company within twelve (12) months before or after the adoption of the amendment if such amendment requires stockholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code or to comply with the requirements of Rule 16b-3 promulgated under the Exchange Act.
     (b) The Board or the Committee may amend the Plan in any respect the Board or the Committee deems necessary or advisable to provide eligible employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to employee stock purchase plans and/or to bring the Plan and/or rights granted under it into compliance therewith.
     (c) Rights and obligations under any rights granted before amendment of the Plan shall not be altered or impaired by any amendment of the Plan, except with the consent of the person to whom such rights were granted, or except as necessary to comply with any laws or governmental regulations, or except as necessary to ensure that the Plan and/or rights granted under the Plan comply with the requirements of Section 423 of the Code.
14.	Designation of Beneficiary.
     (a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to the end of an Offering but prior to delivery to the participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death during an Offering.
     (b) Such designation of beneficiary may be changed by the participant at any time by written notice in the form prescribed by the Company. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.
15.	Termination or Suspension of the Plan.
     (a) The Board or the Committee, in its discretion, may suspend or terminate the Plan at any time. No rights may be granted under the Plan while the Plan is suspended or after it is terminated.
     (b) Rights and obligations under any rights granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except as expressly provided in the Plan or with the consent of the person to whom such rights were granted, or except as necessary to comply with any laws or governmental regulation, or except as necessary to ensure that the Plan and/or rights granted under the Plan comply with the requirements of Section 423 of the Code.
16.	Effective Date of Plan.
     The Plan shall become effective on December 1, 1999 (the “Effective Date”), provided that the Plan has been approved by the stockholders of the Company prior to the Effective Date.

PROXY IXYS CORPORATION 3540 BASSETT STREET SANTA CLARA, CALIFORNIA 95054 SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON SEPTEMBER 7, 2007 The undersigned hereby appoints Nathan Zommer and Uzi Sasson or either of them, and each with the power of substitution, and hereby authorizes them to represent and to vote all shares of common stock of IXYS Corporation (the “Company”) held of record by the undersigned on August 3, 2007 at the Annual Meeting of Stockholders to be held at 9:00 a.m. (local time) on September 7, 2007 at 3540 Bassett Street, Santa Clara, California 95054 and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting. UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXYWILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH. PLEASE MARK, DATE, SIGN, AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. CONTINUED AND TO BE SIGNED ON REVERSE SIDE FOLD AND DETACH HERE Address Change/Comments (Mark the corresponding box on the reverse side) Dear Stockholder: Please take note of the important information enclosed with this Proxy. There are a number of issues related to the operation of the Company that require your immediate attention. Your vote counts, and you are strongly encouraged to exercise your right to vote your shares. Please mark the boxes on the proxy card to indicate how your shares will be voted. Then sign the card, detach it and return it in the enclosed envelope. Thank you for your prompt consideration of these matters. Sincerely, IXYS Corporation To commence printing on this proxy card please sign, date and fax this card to: 212-691-9013 SIGNATURE:___DATE:___ TIME:___ Mark this box if you would like the Proxy Card EDGARized: ASCII EDGAR II (HTML) Registered Quantity (common)___401k/ESOP/Plans___Broker Quantity___ Registered Quantity (preferred)___Color Stripe___Color Stripe___ (THIS BOXED AREA DOES NOT PRINT) PRINT AUTHORIZATION 3584 IXYs Corporation_01 8/9/07 4:24 PM Page 2

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS. FOR AGAINST ABSTAIN FOLD AND DETACH HERE FOR all nominees listed (except as marked to the contrary) WITHHOLD AUTHORITY to vote for all nominees listed To withhold authority to vote for any individual nominee, write such nominee(s) name(s) below. 1. To elect directors to hold office until the next Annual Meeting of Stockholders. 3. To approve the Appointment of BDO Seidman, LLP as the Independent Registered Public Accounting Firm of the Company for its Fiscal Year Ending March 31, 2008. Nominees: 01 Donald L. Feucht 02 Samuel Kory 03 S. Joon Lee 04 Timothy A. Richardson 05 James M. Thorburn 06 Nathan Zommer Please Mark Here for Address Change or Comments SEE REVERSE SIDE Please sign exactly as name appears hereon. Joint owners should each sign. Executors, administrators, trustees, guardians, attorneys-in-fact or other fiduciaries should give full title as such. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person. Signature Date Signature Date Management Recommends a Vote for the Nominees for Director Listed Above. Management Recommends a Vote for Proposals 2 and 3. 2. To approve an increase of 350,000 shares of common stock under the 1999 Employee Stock Purchase Plan. FOR AGAINST ABSTAIN Choose MLink SM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect ® at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.